Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Lloyd A. Carney, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Brocade Communications Systems, Inc. for the fiscal year ended November 1, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Brocade Communications Systems, Inc.
Date: December 19, 2014

By:	/s/ Lloyd A. Carney
Lloyd A. Carney
Chief Executive Officer

I, Daniel W. Fairfax, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Brocade Communications Systems, Inc. for the fiscal year ended November 1, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Brocade Communications Systems, Inc.
Date: December 19, 2014

By:	/s/ Daniel W. Fairfax
Daniel W. Fairfax
Chief Financial Officer